AMENDED AND RESTATED

OPERATING AGREEMENT

OF

ULTIMATE ESCAPES HOLDINGS, LLC

Dated as of October 29, 2009

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AMENDED AND RESTATED

OPERATING AGREEMENT

OF

ULTIMATE ESCAPES HOLDINGS, LLC

This AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) of Ultimate Escapes Holdings, LLC (the “Company”), dated as of October 29, 2009, is entered into by and among the Members listed on the signature pages hereof, Michael C. Doyle, as the Independent Manager (as said term is defined hereinbelow), and James Tousignant and Philip Callaghan, as the Springing Members (as said term is defined hereinbelow).  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Section 2.1.

RECITALS

WHEREAS, the Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware on September 7, 2007;

WHEREAS, the Initial Members entered into an Operating Agreement of the Company on September 7, 2007 (as subsequently amended from time to time, the “Original Agreement”);

WHEREAS, the Members wish to amend and restate the Original Agreement in its entirety in connection with the contribution of the Contribution Property by Secure America Acquisition Corporation, a Delaware corporation (“Secure”), to the Company in exchange for membership interests in the Company, as described in the Contribution Agreement, dated as of September 2, 2009, by and among the Company, Secure and the Member Representative (as may be amended, modified or supplemented, the “Contribution Agreement”), and the other transactions contemplated by the Contribution Agreement (collectively, the “Transactions”); and

WHEREAS, immediately after the consummation of the Transactions and in connection with the redemption of JDI’s (as said term is defined hereinbelow) entire membership interest in Ultimate Resort and JDI’s assignment to Ultimate Resort of the Mezz Loan and the Mezz Second Mortgage Note (as said terms are defined hereinbelow) (the “JDI Ultimate Resort Redemption”), Ultimate Resort is transferring 3,123,797 Retained Units (as said term is defined hereinbelow) (the “JDI Units”) to JDI; provided; however, JDI acknowledges and agrees that 302,267 of the JDI Units shall be deposited with the Escrow Agent (as said term is defined hereinbelow) and shall be held in accordance with and subject to the terms of the Escrow Agreement (as said term is defined hereinbelow).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
FORMATION AND CONTINUATION OF THE COMPANY

Section 1.1.          Formation and Continuation of the Company.  The Company was formed as a limited liability company under the Act by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on September 7, 2007.  The parties hereto agree to continue the Company.  The Company shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all requirements for operation of the Company as a limited liability company under this Agreement and the Act and under all other laws of the State of Delaware and such other jurisdictions in which the Company determines that it may conduct business.

Section 1.2.          Name.  The name of the Company is “Ultimate Escapes Holdings, LLC,” as such name may be modified from time to time by the Board of Managers as it may deem advisable.

Section 1.3.          Business of the Company.  The purpose of the Company shall be to engage in any activity and/or business for which limited liability companies may be formed under the Act.  In engaging in such activities, the Company shall have the power to do any and all things that are necessary for or convenient or incidental to the accomplishment of its purposes, including all powers granted under the Act.

Section 1.4.          Location of Principal Place of Business.  The location of the principal place of business of the Company shall be at such location as may be determined by the Board of Managers.  In addition, the Company may maintain such other offices as the Board of Managers may deem advisable at any other place or places.

Section 1.5.          Registered Agent and Office.  The registered agent for the Company shall be National Corporate Research, Ltd. and the address of the Company’s registered agent and the address of the Company’s registered office in the State of Delaware shall be 615 South DuPont Highway, Kent County, Dover, Delaware or such other registered agent or registered office as the Board of Managers may designate from time to time.

Section 1.6.          Term.  The term of the Company commenced on the date of filing of the Certificate of Formation, and shall be perpetual unless the Company is earlier dissolved and terminated in accordance with the provisions of this Agreement.

ARTICLE II
DEFINITIONS

Section 2.1.          Definitions.  The following terms used in this Agreement shall have the following meanings.

“2010 Earn-out EBITDA” has the meaning set forth in Section 3.6.

“2011 Earn-out EBITDA” has the meaning set forth in Section 3.6.

“Act” means the Delaware Limited Liability Company Act.

“Action” means any private, regulatory or governmental inquiry, action, suit, proceeding, litigation, claim, arbitration or investigation.

“Adjusted Capital Account” means the balance in the Capital Account maintained for each Member as of the end of each Fiscal Year as adjusted under Section 4.2 hereof, and further (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is treated as being obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

 “Adjusted EBITDA” has the meaning set forth in Section 3.6.

“Affiliate” of a Person means any other Person controlling, controlled by or under common control with such Person.  For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, either through the ownership of such Person’s voting stock, by contract or otherwise.

 “Agent” means CapitalSource Finance LLC, as Agent for itself and the other lenders under the Basic Documents.

“Agreement” means this Amended and Restated Operating Agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means the Loan Documents, the Mezz Loan Documents, and all agreements, instruments, documents and certificates contemplated thereby or delivered in connection therewith and/or any amendments, modifications, changes or supplements thereto required under the terms of or contemplated by, or necessary or appropriate to effect the transactions contemplated by the Loan Documents.

“Board of Managers” means the Board of Managers of the Company established pursuant to Section 8.3.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings.

“Capital Account” has the meaning set forth in Section 4.2.

“Capital Contribution” means the amount of cash or the fair market value of property or services contributed to the Company by each Member as the consideration for such Member’s interest in the Company pursuant to Article III. Any reference in the Agreement to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any prior Member with respect to the interest of such then Member in the Company.

“Capital Transaction” means a refinancing, revaluation, sale of all or substantially all of the Company’s assets, or a transaction in contemplation of liquidation.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for United States federal income tax purposes, except as follows:

(i) the initial Carrying Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board of Managers, at the time of such contribution;

 (ii) the Carrying Values of all Company assets may, in the sole discretion of the Board of Managers, be adjusted to equal their respective gross fair market values, as determined by the Board of Managers, as of the following times:  (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (D) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new Member acting in a Member capacity or in anticipation of becoming a Member;

(iii) the Carrying Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Board of Managers; and

(iv) the Carrying Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profit and Loss; provided, however, that Carrying Values shall not be adjusted pursuant to this paragraph (iv) to the extent that an adjustment pursuant to paragraph (ii) above is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

If the Carrying Value of an asset has been determined or adjusted pursuant to paragraph (ii) or (iv) above, such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profit and Loss.

“Certificate of Formation” means the Certificate of Formation of the Company, as amended, modified or supplemented from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Company” has the meaning set forth in the recitals.

“Contribution Agreement” has the meaning set forth in the recitals.

“Contribution Property” means a minimum of Eight Million Dollars ($8,000,000) in immediately available funds.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis, provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Board of Managers.

“Earn-Out Objection Period” has the meaning set forth in Section 3.6.

“Earn-Out Payment” has the meaning set forth in Section 3.6.

“Earn-Out Sharing Percentages” has the meaning set forth in Section 3.6(a).

“Earn-Out Statement” has the meaning set forth in Section 3.6.

“Escrow Agent” means SunTrust Banks, Inc., a Georgia corporation.

“Escrow Agreement” means that certain Indemnification and Escrow Agreement of even date herewith by and among Secure, the Company, the Member Representative and the Escrow Agent.

“Escrowed Indemnification Units” has the meaning set forth in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Closing” has the meaning set forth in Section 10.2.

“Exchange Closing Date” has the meaning set forth in Section 10.3.

“Exchange Consideration” has the meaning set forth in Section 10.1.

“Exchange Rate” has the meaning set forth in Section 10.1.

“Exchange Notice” has the meaning set forth in Section 10.2.

“Exchange Right” has the meaning set forth in Section 10.1.

“Fair Market Value” means the average of the closing price of the Public Company Shares, on the principal exchange on which Public Company Shares are traded during the 30 trading days prior to the date of determination.

“Family Members” means, with respect to any individual, such Person’s spouse, children, siblings, parents and all lineal descendants of such Person’s parents (in each case, natural or adopted).

“Final EBITDA” has the meaning set forth in Section 3.6.

“First Earn-Out” has the meaning set forth in Section 3.6.

“First Target” has the meaning set forth in Section 3.6.

“Fiscal Quarter” means the three-month period ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” has the meaning set forth in Section 6.4.

“GAAP” means United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“HSR Act” has the meaning set forth in Section 10.3.

“Immediate Family” means, with respect to any member (or any constituent upper-tier member who is a natural person) of an Initial Member, a spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are Immediate Family members of a member (or any constituent upper-tier member who is a natural person) of an Initial Member).

“Indemnified Party” has the meaning set forth in Section 8.8.

“Indemnity Guaranty” means, collectively, the Tousignant Guaranty and the Keith Guaranty.

“Independent Accountant” has the meaning set forth in Section 3.6.

“Independent Manager” means a natural person who, for the five-year period prior to his or her appointment as Independent Manager has not been, and during the continuation of his or her service as Independent Manager is not (i) an employee, director, stockholder, partner, officer attorney or counsel of the Company or any of its Affiliates (other than his or her service as an independent manager or other similar capacity); (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with a Member, the Company or any Affiliate of either of them; (iii) a person or other entity controlling or under common control with any such person described above, or (iv) any member of the immediate family of a person described in (i), (ii) or (iii).

“Initial Members” means Ultimate Resort and PE.

“Interest” when used in reference to an interest in the Company, means the entire ownership interest of a Member in the Company at any particular time, including its interest in the capital, profits, losses and distributions of the Company.

“JDI” means JDI Ultimate, L.L.C., a Delaware limited liability company.

“JDI Ultimate Resort Redemption” has the meaning set forth in the recitals.

“JDI Units” has the meaning set forth in the recitals.

“Keith Guaranty” means that certain Amended and Restated Indemnity Guaranty, dated September 15, 2009, executed by Richard Keith in favor of Agent.

“Liens” has the meaning set forth in Section 10.2.

“Liquidator” has the meaning set forth in Section 11.1.

“Loan Agreement” means that certain Consolidated Amended and Restated Loan and Security Agreement, dated September 15, 2009, between the Borrowers (as such term is defined therein), as borrower, and the Agent, as lender.

“Loan Documents” has the meaning given to such term in the Loan Agreement.

“Management Agreement” means the agreement of the Independent Manager in the form attached hereto as Schedule 2.1(a).  The Management Agreement shall be deemed incorporated into and a part of this Agreement.

“Material Action” means  (i) the consolidation or merger of the Company with or into any other Person or the sale or other disposition of all or substantially all of the Company’s assets;  (ii) to institute proceedings to have the Company or any of the UE Holdings Subsidiaries, be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the Company or any of  the UE Holdings Subsidiaries or file a petition seeking, or consent to, reorganization or relief with respect to the Company or any of the UE Holdings Subsidiaries under any applicable federal or state law relating to bankruptcy, (iii) to directly or indirectly solicit creditors of the Company or any of the UE Holdings Subsidiaries for the purpose of filing or joining in the filing of an involuntary bankruptcy petition against the Company or any of the UE Holdings Subsidiaries; (iv) to file an answer consenting to, or failing to object to or joining in any involuntary petition filed against the Company or the UE Holdings Subsidiaries by any other creditor or other person or entity under the United States Bankruptcy Code or any other federal or state bankruptcy or insolvency law providing for a collective proceeding among the creditors of the Company or any of the UE Holdings Subsidiaries; (v) in any proceeding under the United States Bankruptcy Code or in any other judicial proceeding, the making of an application to a court to declare that all or a portion of the lien of Agent and/or Lenders (as defined in the Loan Agreement) or the obligation of the Company or any of the UE Holdings Subsidiaries to pay principal and interest as specified by the Loan Agreement or other documents in connection therewith is rescinded, set aside, or determined to be void or unenforceable; or making an application of the Company or any of the UE Holdings Subsidiaries to the applicable court, that any of the terms of any of the Loan Documents be modified without Agent’s consent (which consent may be withheld in Agent’s sole discretion); (vi) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of the UE Holdings Subsidiaries or a substantial part of its property, or make any assignment for the benefit of creditors of the Company or any of the UE Holdings Subsidiaries or admit in writing the inability of the Company or any of the UE Holdings Subsidiaries to pay its debts generally as they become due, (vii) take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company or any of the UE Holding Subsidiaries or (viii) any other event listed in Section 1.2 of each Indemnity Guaranty.

“Member” means each of the Persons listed on the signature pages attached hereto, as well as each Substitute Member.

“Member Representative” means the Person designated as such in the Contribution Agreement.

“Mezz Loan Documents” means the “Loan Documents” as defined in the Mezz Second Mortgage Note.

“Mezz Loan” means that certain loan from JDI to the UE Holdings Subsidiaries and the entities entering into the Mezz Second Mortgage Note, in the amount of $10,000,000, which loan has been assigned in its entirety to Ultimate Resort.

“Mezz Second Mortgage Note” means the Second Mortgage Note, dated on or about the date hereof, among the UE Holdings Subsidiaries and the entities entering into the Second Mortgage Note, as borrowers, and JDI, as the lender, and Agent, as agent, which note has been assigned in its entirety to Ultimate Resort.

“Minimum Quarterly Distributions” has the meaning set forth in Section 5.2.

 “Obligations” shall mean the indebtedness, liabilities and obligations of the Company, any of the UE Holdings Subsidiaries, or any Borrower under or in connection with the Basic Documents or any related document in effect as of any date of determination.

“Offered Units” has the meaning set forth in Section 10.1.

“Original Agreement” has the meaning set forth in the recitals.

“Parties” means the Company and the Members, collectively.

“PE” means Private Escapes Holdings, LLC, a Delaware limited liability company.

“PE Contribution Agreement” means that certain Third Amended and Restated Contribution Agreement dated the 21st day of July, 2009 by and between Ultimate Resort, PE and the Company, as may be amended from time to time.

“Percentage Interest” with respect to each Member, means a fraction, expressed as a percentage, the numerator of which is the number of Units held by such Member, and the denominator of which is the aggregate number of all outstanding Units.  Each Member’s initial Percentage Interest shall be set forth opposite such Member’s name on Schedule I.

“Permitted Transferee” shall mean (w) any members (or any constituent upper-tier members until you get to a natural person) of the Initial Members or JDI; (x) members of the Immediate Family of any member (or any constituent upper-tier member who is a natural person) of an Initial Member or JDI; (y) an entity in which (A) any member of an Initial Member or JDI and/or members of the Immediate Family of any member of an Initial Member or JDI beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) a member of any Initial Member or JDI and/or a member of the Immediate Family of any member of an Initial Member or JDI is a general partner and in which such member of an Initial Member or JDI and/or members of the Immediate Family of any member of an Initial Member or JDI beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by any member of an Initial Member or JDI during his/her lifetime for the benefit of such member of an Initial Member or for the exclusive benefit of all or any Immediate Family member of any member of an Initial Member or JDI.

“Person” means any individual, partnership, limited liability company, association, corporation, trust or other entity.

“Profit or Loss” means, for each Fiscal Year or other period, the taxable income or loss, as the case may be, of the Company for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this definition of “Profit” and “Loss” shall be added to such taxable income or loss;

(ii)          Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss pursuant to this definition of “Profit” and “Loss,” shall be subtracted from such taxable income or loss;

(iii)         In the event the Carrying Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profit or Loss;

(iv)        Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

(v)         In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation herein;

(vi)        To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profit or Loss; and

(vii)       Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Sections 5.1 (d) through (f) hereof shall not be taken into account in computing Profit or Loss.

“Proposed Exchange Closing Date” has the meaning set forth in Section 10.2.

“Public Company Administration” has the meaning set forth in Section 7.7.

“Public Company Shares” means the common stock of Secure, $0.0001 par value.

“Rating Agency” has the meaning assigned to that term in the Basic Documents.

“Rating Agency Condition” means (i) with respect to any action taken at any time before the loan evidenced and secured by the Basic Documents has been sold or assigned to a securitization trust, that the lender thereunder has consented in writing to such action, and (ii) with respect to any action taken at any time after such loan has been sold or assigned to a securitization trust, that each Rating Agency shall have been given ten (10) days prior notice thereof and that each of the Rating Agencies shall have notified the Company in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any of securities issued by such securitization trust.

“Registration Rights Agreement” has the meaning set forth in Section 9.3.

“Retained Units” has the meaning set forth in Section 3.1.

“SEC” means the United States Securities and Exchange Commission.

“Second Earn-Out” has the meaning set forth in Section 3.6.

“Second Target” has the meaning set forth in Section 3.6.

“Secure” has the meaning set forth in the Recitals.

“Secure Stockholder Meeting” has the meaning set forth in Section 8.3(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sharing Percentages” has the meaning set forth in Section 3.6(c).

“Special Member” means, upon such Person’s admission to the Company as a member of the Company pursuant to Section 9.13, a Person acting as a Springing Member, in such Person’s capacity as a member of the Company.  A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Springing Member” means a Person who is not a member of the Company but who has signed this Agreement in order that, upon the conditions described in Section 9.13,  such Person can become the Special Member without any delay in order that at all times the Company shall have at least one member.

“Tax Matters Partner” has the meaning set forth in Section 8.7.

“Tax Rate” means the maximum combined federal, state and local tax rate applicable to individuals residing in New York, NY taking into account the character of the income allocated and the deductibility of New York State and New York City taxes for United States federal income tax purposes and the deductibility of New York City taxes for New York State tax purposes, but only if and to the extent that such Member is responsible to pay such taxes.

“Tousignant Guaranty” that certain Amended and Restated Indemnity Guaranty, dated September 15, 2009, executed by James Tousignant in favor of Agent.

“Transactions” has the meaning set forth in the recitals.

“Transfer,” “Transferee” and “Transferor” have the respective meanings set forth in Section 9.1.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury under the Code.

“UE Holdings Subsidiaries” means P&J Partners, LLC, a Delaware limited liability company, and UE Holdco, LLC, a Delaware limited liability company.

“Ultimate Resort” means Ultimate Resort Holdings, LLC, a Delaware limited liability company.

“Units” has the meaning set forth in Section 3.1.

“Void Transfer” has the meaning set forth in Section 9.2.

Section 2.2.          Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP.

ARTICLE III
UNITS; CAPITAL CONTRIBUTIONS

Section 3.1.           Units.

(a)           Authorized Units.  The Interest of the Members in the Company shall be represented by “Units.”  The Company shall be authorized to issue up to 20,000,000 Units.

(b)          Capital Contributions.  Prior to the execution of this Agreement, the Initial Members owned all of the Interests in the Company, and have made Capital Contributions to the Company in the aggregate respective amounts set forth in the books and records of the Company.  Upon the execution of this Agreement by the Parties, Secure is contributing the Contribution Property to the Company as a Capital Contribution.

(c)           Issuance of Units.  Upon the closing of the transactions contemplated by the Contribution Agreement, the Company shall issue to Secure the number of Units set forth on Schedule I hereto in consideration for the Capital Contributions made as of the date hereof.  Schedule I also sets forth the number of Units owned by the Initial Members (and JDI after the consummation of the JDI Ultimate Resort Redemption) in consideration for the Capital Contributions previously made by them as of the date of this Agreement (the “Retained Units”, however, it being explicitly understood that the term “Retained Units” for the purposes of Section 3.6(c) below and the Escrow Agreement shall mean 7,178,841 Units).  The Initial Members and JDI may be entitled to receive additional Units in accordance with the provisions of Section 3.6.  Pursuant to the Escrow Agreement, 717,884 of the Retained Units are being deposited by the Initial Members and JDI (with Ultimate Resort depositing 358,186 Units, JDI depositing 302,267 Units and PE depositing 57,431 Units) in the account specified in the Escrow Agreement (the “Escrowed Indemnification Units”).

Section 3.2.           Interest on Capital Contributions.  No Member shall be entitled to interest on or with respect to any Capital Contribution.

Section 3.3.          Withdrawal and Return of Capital Contributions.  Except as provided in this Agreement, no Member shall be entitled to withdraw any part of such Member’s Capital Contribution or to receive distributions from the Company.

Section 3.4.           Unit Certificates.

(a)           Each Unit in the Company shall constitute and shall remain a “security” within the meaning of, and be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 and the Company hereby “opts-in” to such provisions for the purpose of the Uniform Commercial Code.

(b)           Notwithstanding any provision of this Agreement to the contrary, to the extent any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware, the provisions of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware shall control.

(c)           THE TRANSFER OF THE MEMBERSHIP INTERESTS IN THE COMPANY DESCRIBED IN THIS AGREEMENT ARE RESTRICTED AS PROVIDED HEREIN.

(d)           Except as otherwise required in connection with Section 3.8 below, subject to Agent’s consent, the Basic Documents, to the fullest extent permitted by applicable law, without any further act, vote or approval of any Member, Director, Officer or any Person, the Company shall issue a new Certificate in place of any Certificate previously issued to the holder of  a Unit in the Company represented by such Certificate, as reflected on the books and records of the Company:

(i)	makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Certificate has been lost, stolen or destroyed;

(ii)
requests the issuance of a new Certificate before the Company has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)
if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Certificate; and

(iv)	satisfies any other reasonable requirements imposed by the Company.

(e)           Except as otherwise provided in Section 3.8 below, subject to Agent’s consent, the Basic Documents and Section 9.4, to the fullest extent permitted by applicable law, upon a Member’s transfer or assignment, in whole or in part, of its Units in the Company represented by a Certificate in accordance with Section 9.1 and/or Section 9.4, the transferee of such Units in the Company shall deliver the Certificate or Certificates representing such Units to the Company for cancellation (executed by such transferee on the reverse side thereof), and the Company shall thereupon issue a new Certificate to such transferee for the percentage of Units in the Company so transferred or assigned and, if applicable, cause to be issued to the transferring or assigning Member a new Certificate for those Units in the Company that were represented by the canceled Certificate and that are not so transferred or assigned.

(f)           Units shall be represented by certificates issued by the Company and signed by an authorized designee of the Company and in the form attached hereto as Schedule 3.4(f) (a “Certificate”).  The Company may in its discretion imprint any or all certificates representing Units now or hereafter owned by any Member with the following legends, such imprinting to be without prejudice, however, to the rights of such Member at all times to sell or otherwise dispose of all or any part of such Units, subject to the terms of this Agreement or under an exemption from the registration requirement available under the Securities Act:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AND OTHER TERMS CONTAINED IN THE AMENDED AND RESTATED OPERATING AGREEMENT OF ULTIMATE ESCAPES HOLDINGS, LLC, DATED AS OF OCTOBER 29, 2009, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES.

(g)           After such time as any of the legends described by Section 3.4(f) are no longer required on any certificate or certificates representing the Units, upon the request of any Member, the Company shall cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legends.

(h)           The Board of Managers shall have the power and authority to provide that all certificates issued to represent or evidence Units shall bear such other legends as the Board of Managers deems appropriate including, but not limited to, any legends to assure that the Company does not become liable for violations of federal or state securities laws or other applicable law.

Section 3.5.           [Intentionally deleted]

Section 3.6.            Earn-Out Payment.

(a)           Earn-Outs.  The Company shall issue to the Initial Members and JDI (pro rata in accordance with their respective percentages set forth opposite their names under the heading “Earn-Out Sharing Percentage” on Schedule I (the “Earn-Out Sharing Percentages”)) up to an aggregate of Seven Million (7,000,000) Units (the “Earn-Out Payment”) upon the Company meeting certain performance targets as follows:

(i)           If the Company’s Adjusted EBITDA for the year ending December 31, 2010 or the year ending December 31, 2011 (“2010 Earn-out EBITDA”) is equal to or greater than $27,000,000 (the “First Target”), based on the Company’s audited consolidated financial statements for the year ending December 31, 2010 or the year ending December 31, 2011, as applicable, the Initial Members and JDI (pro rata in accordance with their Earn-Out Sharing Percentages) shall be entitled to receive, in accordance with Section 3.6(c), an aggregate of Three Million (3,000,000) Units (the “First Earn-Out”).  In the event that the 2010 Earn-out EBITDA is less than the First Target but greater than $23,000,000, then the Initial Members and JDI (pro rata in accordance with their Earn-Out Sharing Percentages) shall be entitled to receive a corresponding proportionate percentage of the First Earn-Out equal to the adjusted EBITDA earned for the applicable year in excess of $23,000,000 divided by $4,000,000.

(ii)           If the Company’s Adjusted EBITDA for the year ending December 31, 2011 or the year ending December 31, 2012 (“2011 Earn-Out EBITDA”) is equal to or greater than $45,000,000 (the “Second Target”), as set forth in the Company’s audited consolidated financial statements for the year ending December 31, 2011 or the year ending December 31, 2012, as applicable, the Initial Members and JDI (pro rata in accordance with their Earn-Out Sharing Percentages) shall be entitled to receive, in accordance with Section 3.6(c), an aggregate of an additional Four Million (4,000,000) Units (the “Second Earn-Out”).  In the event that the 2011 Earn-out EBITDA is less than the Second Target but greater than $32,000,000, then the Initial Members and JDI (pro rata in accordance with their Earn-Out Sharing Percentages) shall be entitled to receive a corresponding proportionate percentage of the Second Earn-Out equal to the adjusted EBITDA earned for the applicable year in excess of $32,000,000 divided by $13,000,000.

The Parties hereby agree the Earn-Out Payment under this Section 3.6 will not exceed Seven Million (7,000,000) Units in the aggregate.  In the event the Company does not achieve any of the targets set forth in this Section 3.6, then neither the Initial Members nor JDI shall be entitled to receive any Earn-Out Payment. The Earn-Out Payment, if any, will be allocated among the Initial Members and JDI pro rata in accordance with their Earn-Out Sharing Percentages.

(b)           Audit. As soon as practicable after the filing of Secure’s Annual Report on Form 10-K for the applicable target period for the Earn-Out Payment, as the case may be, but no later than the thirtieth (30th) day after such filing date, Secure (or its audit committee or accountants) shall prepare and deliver to the Member Representative a statement setting forth in reasonable detail the Adjusted EBITDA achieved by the Company for the applicable target period together with the calculation used to determine the Adjusted EBITDA for the applicable period (the “Earn-Out Statement”). The Earn-Out Statement will be prepared in accordance with this Section 3.6(b). The Member Representative shall have thirty (30) days following its receipt of the Earn-Out Statement (the “Earn-Out Objection Period”) to accept or dispute its accuracy. During the Earn-Out Objection Period, the Member Representative and his accountant shall be permitted to review the pertinent accounting books and records and work papers of the Company used in the preparation of the Earn-Out Statement and the Company shall, and shall cause its independent accountants to, cooperate and assist in the conduct of such audit and review and make available, to the extent reasonably necessary, its personnel. Unless the Member Representative delivers a written objection to Secure on or prior to the expiration of the Earn-Out Objection Period, the Adjusted EBITDA set forth in the Earn-Out Statement shall be deemed to be the final amount of Adjusted EBITDA for such target period (the “Final EBITDA”) and will become final and binding on the Parties. If the Member Representative does object, the written objection must specify the items or calculations with which he takes issue. If the Member Representative objects in accordance with the previous sentence to the Earn-Out Statement delivered in accordance with this Section 3.6(b), Secure and the Member Representative shall, during the 30-day period following such objection, negotiate in good faith to reach agreement on the disputed items or amounts. If Secure and the Member Representative resolve their disagreements in accordance with the foregoing sentence, the Adjusted EBITDA set forth in the Earn-Out Statement with those modifications, if any, to which Secure and the Member Representative shall have agreed shall be deemed to be the Final EBITDA. If, upon completion of such 30-day period, Secure and the Member Representative are unable to reach agreement on all the disputed items, they shall promptly thereafter cause a nationally recognized independent accounting firm mutually agreeable to Secure and the Member Representative (the “Independent Accountant”) to review this Agreement and the disputed items or calculations and all records related thereto for the purpose of preparing the Earn-Out Statement; provided that the Independent Accountant may consider only those items or amounts in the Earn-Out Statement as to which Secure and the Member Representative have disagreed and shall be limited to deciding each such disagreement in an amount which shall be equal to or between the amounts proposed by Secure, on the one hand, and the Member Representative, on the other hand, and no more and no less; provided, further, that the Independent Accountant shall act as an expert and not as an arbitrator. Secure and the Member Representative shall require the Independent Accountant to deliver to them, as promptly as practicable, a report setting forth its calculations. Such report will be final and binding upon the Parties hereto and shall be deemed to be the Final EBITDA. Secure, on the one hand, and the Member Representative (who shall be reimbursed for such costs by the Initial Members and JDI pro rata), on the other hand, shall bear the costs of the Independent Accountant proportionately in relation to the amount by which the amounts in dispute differ from the Independent Accountant’s determination of the Final EBITDA.

(c)           Set-Off.  The Initial Members and JDI acknowledge and agree that a portion of the Earn-Out Payment equal to fifteen percent (15%) of the Retained Units (the “Earn-Out Payment Holdback Amount”) is subject to set-off for any claim for Damages that the Secure Indemnified Parties (as defined in the Escrow Agreement) have against the Initial Members (and JDI pro rata in accordance with their respective percentages set forth opposite their names under the heading “Sharing Percentage” on Schedule I (the “Sharing Percentages”)in accordance with the terms of the Escrow Agreement, including, without limitation, any Established Claim (as defined in the Escrow Agreement) which is based on a breach of a Fundamental Representation (as defined in the Escrow Agreement) or on fraud or intentional misconduct. This right of set-off is in addition to, and not in lieu of, any rights a Secured Indemnified Party may have against the Escrow Fund (as defined in the Escrow Agreement).  The Secure Indemnified Parties acknowledge and agree that with respect to any claims that they may have for Damages under this Agreement, they shall first look to and exhaust the Escrowed Indemnification Units (as defined in the Escrow Agreement) prior to attempting to set-off any amounts from any Earn-Out Payments due to the Initial Members and JDI pursuant to this Section 3.6(c) and section 1(g) of the Escrow Agreement.

(d)           Issuance of Earn-Out Payment to Initial Members and JDI. The Company shall issue the relevant Earn-Out Payment, if any, to the Initial Members and JDI pro rata in accordance with their Earn-Out Sharing Percentages, after the relevant determination of the Final EBITDA for the applicable target period in accordance with Section 3.6(b). The Earn-Out Payment shall be issued by the Company to the Initial Members and JDI, to the extent earned and with respect to the applicable target period, within 45 days following determination of the relevant Final EBITDA.

For purposes of this Agreement, “Adjusted EBITDA,” with respect to any period, shall mean, as determined in accordance with GAAP, the difference between revenue (plus the non-refundable portion of the Company’s membership fees to the extent such membership fees are not included in revenue pursuant to GAAP) and expense of the Company and its subsidiaries on a consolidated basis for such period, plus the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense and (iv) amortization expense.  Adjusted EBITDA, with respect to any period, shall include organic growth and the effect of any acquisitions or dispositions of lines of businesses or other material assets and all member assessments incurred during the period for which Adjusted EBITDA is being calculated, but shall exclude all non-cash compensation related to the Incentive Plan (as such term is defined in the Contribution Agreement).

Section 3.7.          Appointment of Committee. Prior to the date hereof, the board of directors of Secure has appointed a committee consisting of one of its then members to act on behalf of Secure to take all necessary actions and make all decisions pursuant to the Escrow Agreement regarding Secure’s right to indemnification pursuant to Section 5.3 of the Contribution Agreement.  In the event of a vacancy in such committee, the board of directors of Secure shall appoint as a successor a Person who was a director of Secure prior to the date hereof or some other Person who would qualify as an “independent” director of Secure and who has not had any relationship with the Company prior to the Closing.  Such committee is intended to be the “Committee” referred to in Article VII of the Contribution Agreement and the Escrow Agreement.

Section 3.8.          Post Closing Reconciliation- PE Contribution Agreement.  PE agrees that it shall make additional contributions to the Company in strict accordance with Sections 2.1(b)(1) and 3.3 of the PE Contribution Agreement.  In the event that PE fails to pay any amount when due in accordance with Sections 2.1(b)(1) and  3.3 of the PE Contribution Agreement, the Members agree that the Company shall have the right to exercise any right or remedy provided therein, including but not limited to reducing a Member’s Units in the Company.

ARTICLE IV
CAPITAL ACCOUNTS

Section 4.1.          General.  The Members agree to treat the Company as a partnership and the Members as partners for federal income tax purposes and shall file all tax returns accordingly.  Notwithstanding anything to the contrary in this Agreement, for so long as any Member owns any Units (or may receive Units pursuant to the provisions of Section 3.6), the Company shall not take any action to change the Company’s status as a partnership for tax purposes.

Section 4.2.          Capital Accounts.  The Company shall maintain separate capital accounts (a “Capital Account”) for each Member.  Each Member’s initial Capital Account shall be equal to the amount set forth opposite such Member’s name on Schedule I.  Capital Accounts shall be maintained in accordance with the following provisions:

(a)           Each Member’s Capital Account shall be credited by the amount of such Member’s Capital Contributions and all Profits allocated to such Member pursuant to Section 5.1.

(b)           Each Member’s Capital Account shall be debited by the amount of cash and the Carrying Value of any property (net of liabilities that such Member is considered to assume or take subject to) distributed to such Member and any Losses allocated to such Member pursuant to Section 5.1.

(c)           The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations issued under Section 704(b) of the Code and shall be interpreted and applied in a manner consistent with such Treasury Regulations; provided, however, that such maintenance does not have a material adverse effect on the economic interest of the Members.  The Board of Managers shall be authorized to make appropriate amendments to the allocations of items pursuant to this Agreement if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder.

(d)           The Initial Members JDI and Secure agree that the initial Capital Accounts of the Members and their respective Percentage Interests, will be based on a tentative valuation of the Company assets as agreed to and set forth on Schedule I.  In the event that additional Units are issued pursuant to Section 3.6 as a result of an Earn-Out Payment, the Initial Members, JDI and Secure further agree that such issuance shall be treated as a retroactive adjustment to the Capital Accounts of the Initial Members, JDI and Securea corresponding adjustment to the Capital Accounts of the Initial Members, JDI and Secure.

ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS

Section 5.1.           Allocation of Profits and Losses.

(a)           Except as otherwise provided herein, Profits and Losses, other than from a Capital Transaction, shall be allocated to the Members in accordance with Percentage Interests.  In the event that a Member’s Percentage Interest changes during the year, the Board of Managers shall adjust allocations of income, gain, loss, deduction and credit to take account of the varying interests of the Members in any manner consistent with Code Section 706 and the Treasury Regulations thereunder.

(b)           Except as otherwise provided herein, Profits and Losses from a Capital Transaction (or in the event of a liquidation of the Company, items thereof) shall be allocated among the Members in a manner so as to cause their Adjusted Capital Accounts to equal as nearly as possible the amount that would be distributed to thee Members on liquidation of the Company if all of the Company's assets were sold for their Carrying Value, liabilities satisfied and the remaining proceeds distributed in accordance with Section 11.2(d).

(c)           Notwithstanding any provision of this Section 5.1, no item of deduction or loss shall be allocated to a Member to the extent the allocation would cause a negative balance in such Member’s Adjusted Capital Account.  In the event some but not all of the Members would have such Adjusted Capital Account deficits as a consequence of such allocation of loss or deduction, the limitation set forth in this Section 5.1(c) shall be applied on a Member-by-Member basis so as to allocate the maximum permissible deduction or loss to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.  In the event any loss or deduction shall be specially allocated to a Member pursuant to the preceding sentence, an equal amount of income of the Company shall be specially allocated to such Member prior to any allocation pursuant to Section 5.1(a) or Section 5.1(b).

(d)           In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its Adjusted Capital Account; provided, however, that any allocation of income or gain under this sentence shall be required only if and to the extent that such Member would have a deficit balance in such Member’s Adjusted Capital Account after all other allocations provided for in this Agreement have been tentatively made as if this Section 5.1(d) were not contained herein.

(e)           For purposes of this Agreement (i) “partner nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(i)), if any, of the Company shall be allocated for each period to the Member that bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i), and (ii) “nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(b)), if any, of the Company shall be allocated to the Members in accordance with Percentage Interests.

(f)           This Agreement shall be deemed to include “minimum gain chargeback” and “partner nonrecourse debt minimum gain chargeback” provisions within the meaning of Treasury Regulations under Section 704(b) of the Code.  Accordingly, notwithstanding any other provision of this Agreement, items of gross income shall be allocated to the Members on a priority basis to the extent and in the manner required by such provisions.

(g)           For income tax purposes only, each item of income, gain, loss and deduction of the Company shall be allocated among the Members in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that, in the case of any Company asset the Carrying Value of which differs from its adjusted tax basis for United States federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (as determined by the Board of Mangers, but using the “traditional method” as defined under Treasury Regulations Sections 1.704-3(b)) so as to take account of the difference between Carrying Value and adjusted basis of such asset.

(h)           All elections, decisions and other matters concerning the allocation of income, gains and losses among the Members, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board of Managers.

(i)           The Board of Managers shall, to the maximum extent possible, and in accordance with Treasury Regulations Section 1.752-3(a)(3), allocate liabilities to the Members listed in Schedule 5.1(i) in an amount equal to not less than the amount set forth on such Schedule with respect to each such Member, as amended from time to time.  To the extent that any such allocation of liabilities to any of such Members for any Fiscal Year would be less than the amount set forth on Schedule 5.1(i) with respect to a Member (a “shortfall”), the Board of Managers shall provide notice to such Member not less than sixty (60) days prior to the end of the Fiscal Year, offering such Member the right to enter into one or more guarantees of Company liabilities (including, at the option of the Member, a “bottom dollar guaranty”) in an amount sufficient to satisfy such shortfall.

Section 5.2.           Distributions.

(a)           Distributions.  Except as otherwise provided herein and as further limited by the Basic Documents, all distributions shall be made at such times and in such amounts as the Board of Managers may determine to and among the Members on a pro rata basis in accordance with their respective Percentage Interests.  In the event that distributions under Section 5.2(b) or (c) cause aggregate distributions to Members under this Section 5.2 to be other than in accordance with the Percentage Interests of the Members, the Board of Managers shall adjust distributions under this Section 5.2(a) to ensure that aggregate distributions to Members under this Section 5.2 are in accordance with the Percentage Interests of the Members.

(b)           Minimum Quarterly Distribution.  Notwithstanding Section 5.2(a), with respect to each Fiscal Year of the Company, no later than April 10, June 10,  and September 10 of such Fiscal Year and January 10 of the next succeeding Fiscal Year, the Company shall distribute to each Member an amount with respect to each date so that no Member receives less than an amount equal to one quarter of 110% of the product of the Tax Rate and the amount allocated to such Member as the Company’s taxable income for the preceding Fiscal Year (the “Minimum Quarterly Distributions”); provided, however, that with respect to the first and second Fiscal Year of the Company following the date of this agreement, such taxable income shall include the taxable income allocated to any such Member with respect to the predecessor entities.  Solely for purposes of calculating Minimum Quarterly Distributions, if a Member is allocated a net taxable loss for federal income tax purposes for any fiscal year of the Company, such net taxable loss shall be offset against, and shall reduce, the net taxable income allocated to such Member in subsequent quarters until such net taxable loss is exhausted.

(c)           Tax True Up Distribution.  Notwithstanding Section 5.2(a), later than April 10 of each year, the Company shall distribute to each of the Members an amount equal to the excess if any of (i) the product of the Tax Rate and the amount allocated to each such Member as the Company’s taxable income for the preceding Fiscal Year over (ii) the Minimum Quarterly Distributions with respect to such preceding Fiscal Year.

(d)           Withholding.  The Company shall comply with withholding requirements under federal, state, local and foreign law and shall remit amounts withheld to and file required forms with the applicable jurisdictions.  To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution to such Member in the amount of the withholding and shall reduce the amount such Member shall otherwise receive under Section 5.2 or Section 11.2(d).  Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

ARTICLE VI
BOOKS OF ACCOUNT, REPORTS, FISCAL YEAR

Section 6.1.           Books and Records.  Proper and complete records and books of account shall be kept by the Company in which shall be entered fully and accurately all transactions and other matters relative to the Company’s business as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character, including the Capital Account established for each Member.  The Company books and records shall be maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (notwithstanding the fact that the Company is not subject to that section), including the maintenance of an adequate system of internal controls.  The books and records shall at all times be maintained at the principal office of the Company and shall be open to the inspection and examination of the Members or their duly authorized representatives for a proper purpose as set forth in Section 18-305 of the Act during reasonable business hours and upon reasonable advance notice at the sole cost and expense of the inspecting or examining Member.

Section 6.2.           Annual Tax Reports.  Within ninety (90) days after the end of each Fiscal Year, the Company shall send to each Person who was a Member at any time during such Fiscal Year a copy of Schedule K-1 to Internal Revenue Service Form 1065 (or any successor form) indicating such Member’s share of the Company’s income, loss, gain, expense and other items relevant for federal income tax purposes and corresponding analogous state and local tax forms.

Section 6.3.           Fiscal Year.  The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year; provided, however, that the last Fiscal Year of the Company shall end on the date on which the Company is terminated.

ARTICLE VII
POWERS, RIGHTS AND DUTIES OF THE MEMBERS

Section 7.1.           Limitations.  Other than as set forth in this Agreement, the Members shall not participate in the management or control of the Company’s business nor shall they transact any business for the Company, nor shall they have the power to act for or bind the Company, said powers being vested solely and exclusively in the Board of Managers.

Section 7.2.           Liability.  Subject to the provisions of the Act, no Member shall be liable for the repayment, satisfaction or discharge of any Company liability or obligation.  No Member shall be personally liable for the return of any portion of the Capital Contributions (or any return thereon) of any other Member.

Section 7.3.           No Priority.  No Member shall have priority over any other Member as to Company allocations or distributions.

Section 7.4.           Admission of Springing Members as Special Members.  Upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its Units in the Company and the admission of the transferee pursuant to Sections 9.1 or 9.4, or (ii) the resignation of the last remaining Member and the admission of an additional member of the Company), each person executing this Agreement as a Springing Member shall, without any action of any Person and simultaneously with the last remaining Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution.  The Company shall at all times have at least two (2) Springing Members.  No resignation or removal of a Springing Member, and no appointment of a successor Springing Member, shall be effective unless and until such successor shall have executed a counterpart to this Agreement.  In the event of a vacancy in the position of a Springing Member, the Board shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy.  By signing this Agreement, each Springing Member agrees that, should such Springing Member become a Special Member, such Springing Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.  No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as a Special Member by executing a counterpart to this Agreement; provided, however, that the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Special Member.  Each Special Member shall be a member of the Company but shall have no interest in the profits, losses and capital of the Company and no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive any Units in the Company.  Each Special Member, in its capacity as a Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, each Special Member, in its capacity as a Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of each Special Member, each person named in this Agreement as a Springing Member shall execute a counterpart to this Agreement.  Prior to its admission to the Company as a Special Member, each Person executing this Agreement as Springing Member shall not be a member of the Company.

Section 7.5.        Admission of JDI.  Secure and the Initial Members acknowledge and agree that in connection and contemporaneously, Ultimate Resort will transfer 3,123,797 Retained Units to JDI and thereafter JDI shall become a Member of the Company and Secure and the Initial Members consent to such transfer and admission.  In connection with its receipt of the JDI Units and admission to the Company JDI acknowledges and agrees (i) that it will vote any and all Public Company Shares that it may own in accordance with the terms of that certain Voting Agreement dated as of the date hereof among Ultimate Resort, PE and the other parties thereto the form of which was attached as an exhibit to the Contribution Agreement, (ii) that it consents to the appointment of James M. Tousignant as the Member Representative and empowers him to take such actions as a the Member Representative shall be entitled to take under the Contribution Agreement, the Escrow Agreement, this Agreement and any other documents executed in connection with the Transactions, including without limitation, the right to vote the Series A Preferred Voting Stock, (iii) that any Earn-Out Payment that JDI may be entitled to under Section 3.6 shall be subject to the set-off rights set forth in Section 1(g) of the Escrow Agreement up to JDI’s Sharing Percentage, (iv) that 302,267 of the JDI Units shall be deposited with the Escrow Agent and shall be held in accordance with and subject to the terms of the Escrow Agreement, and (v) that any and all obligations of the holders of the Retained Units under this Agreement shall continue in full force and effect and JDI shall be subject to such obligations as a transferee of the Retained Units.  In connection with the JDI Ultimate Resort Redemption and the receipt by JDI of the JDI Units, Secure acknowledges and agrees that JDI shall be entitled to the rights conferred under the Registration Rights Agreement.

ARTICLE VIII
POWERS, RIGHTS AND DUTIES OF THE BOARD OF MANAGERS

Section 8.1.        Authority. Subject to the limitations provided in this Agreement and except as specifically contemplated by this Agreement, the Board of Managers shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company, including, without limitation, any dissolution, winding up, liquidation, consolidation or merger of the Company or sale of all or substantially all of the Company’s assets.  Any action authorized by the Board of Managers shall constitute the act of and serve to bind the Company.  Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Board of Managers as set forth in this Agreement.

Section 8.2.       Powers and Duties of the Board of Managers.  Except as otherwise provided in this Agreement and without limiting Section 8.1, the Board of Managers in managing the business of the Company shall have all the rights and powers of the board of directors of a corporation organized under the Delaware General Corporation Law.

Section 8.3.        Board of Managers.  A Board of Managers shall be established to manage the business and affairs of the Company in accordance with the following terms:

(a)         Number and Appointment.  The Board of Managers shall consist of the same number of managers as the number of members of Secure’s board of directors from time to time, and each member of Secure’s board of directors shall also, upon appointment to Secure’s board of directors, be simultaneously appointed to serve as a member of the Board of Managers, with no further action required on the part of the Members. As with Secure, the Company’s Board of Managers shall be divided into three classes: Class A, Class B and Class C. The number of managers in each class shall be as nearly equal as possible. The managers in Class A shall be elected for a term expiring at the first annual meeting of stockholders held after the Secure stockholders’ meeting held to approve the transactions contemplated by the Contribution Agreement and this Agreement (the “Secure Stockholder Meeting”), the managers in Class B shall be elected for a term expiring at the second annual meeting of stockholders after the Secure Stockholder Meeting, and the managers in Class C shall be elected for a term expiring at the third annual meeting of stockholders after the Secure Stockholder Meeting. The initial members of the Board of Managers shall be in accordance with Section 5.10 of the Contribution Agreement.

(b)         Resignation and Removal.  If any member of the Board of Managers ceases to serve on Secure’s board of directors for any reason, such member shall simultaneously cease to serve as a member of the Board of Managers, with no further action required on the part of the Members.  Except as set forth in the preceding sentence, no member of the Board of Managers may be removed for any reason.  Any manager may resign from the Board of Managers at any time upon written notice to the Company.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.  If such manager does not also resign from, or does not otherwise cease to serve on, Secure’s board of directors, the Member(s) who designated such person to serve on Secure’s board of directors in accordance with Section 5.10 of the Contribution Agreement shall have the right to designate a member to replace such manager on the Board of Managers.

(c)          Meetings.  Meetings of the Board of Managers, regular or special, may be held at any place within or without the State of Delaware.  Members of the Board of Managers, or of any committee designated by the Board of Managers, may participate in a meeting of the Board of Managers or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.  The Board of Managers may fix times and places for regular meetings of the Board of Managers and no notice of such meetings need be given.  A special meeting of the Board of Managers shall be held whenever called by any manager then in office, at such time and place as shall be specified in the notice or waiver thereof.  Notice of each special meeting shall be given by the person calling the meeting to each manager personally or by faxing or emailing and telephoning the same not later than the day before such special meeting.

(d)          Quorum and Voting.  A whole number of managers equal to at least a majority of the entire Board of Managers, either present or represented by proxy, shall constitute a quorum for the transaction of business, but if there be less than a quorum at any meeting of the Board of Managers, a majority of the managers present may adjourn the meeting from time to time, provided that notice of adjournment and the time and place of the rescheduled meeting shall be given to all of the managers not then in attendance.  Except as otherwise provided by this Agreement, the vote of a majority of the managers present at a meeting at which a quorum is present or at an adjourned meeting shall be the act of the Board of Managers.

(e)          Proxies.  Each manager entitled to vote at a meeting of the Board of Managers may authorize another person or persons to act for him or her by proxy.  Each proxy shall be signed by the manager giving such proxy.

(f)          Unanimous Written Consent of Managers in Lieu of a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if all of the members of the Board of Managers consent thereto in writing.

(g)         Expenses; Compensation.  The Company shall pay all out-of-pocket expenses incurred by each manager in connection with attending regular and special meetings of the Board of Managers and any committee of the Board of Managers.  Members of the Board of Managers shall not be entitled to receive compensation for services to the Company in their capacities as members of the Board of Managers, however, this shall in no way limit the members of the Board of Managers from receiving reasonable compensation in their capacity as members of the board of directors of Secure.

Section 8.4.        Officers, Agents and Employees.

(a)         Appointment and Term of Office.  The Board of Managers may appoint, and may delegate power to appoint, such officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Managers.  Notwithstanding the foregoing, the persons appointed to serve as officers of Secure pursuant to Section 5.10 of the Contribution Agreement are hereby appointed to the same positions of officers of the Company.  Any action taken by an officer of the Company pursuant to authorization of the Board of Managers shall constitute the act of and serve to bind the Company.  Persons dealing with the Company are entitled to rely conclusively on authority of such officers set forth in the authorization of the Board of Managers.

(b)         Resignation and Removal.  Any officer may resign at any time upon written notice to the Company.  Any officer, agent or employee of the Company may be removed by the Board of Managers with or without cause at any time.  The Board of Managers may delegate such power of removal as to officers, agents and employees not appointed by the Board of Managers.

(c)         Compensation.  The compensation of the officers of the Company shall be fixed by the Board of Managers or a committee thereof.

Section 8.5.        Company Assets.  All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property.  Company funds shall be held in the name of the Company, shall not be commingled with those of any other Person and shall be used only for the business of the Company.

Section 8.6.        Exculpation.  No director, manager, officer, agent or employee of the Company or any Member shall be personally liable for the return of any portion of the Capital Contributions (or any return thereon) of any Member.  The return of such Capital Contributions (or any return thereon) shall be made solely from the Company’s assets.  No director, officer, agent or employee of the Company or any Member shall be required to pay to the Company or to any Member any deficit in the Capital Account of any Member upon dissolution of the Company or otherwise.  No Member shall have the right to demand or receive property other than cash or Public Company Shares for its Units.  No director, manager, officer, agent or employee of the Company or any Member shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any loss incurred as a result of any act or failure to act by such Person on behalf of the Company unless such loss is finally determined by a court of competent jurisdiction to have resulted solely from such Person’s fraud, gross negligence or willful misconduct.

Section 8.7.        Tax Matters Partner.  For purposes of Code section 6231(a)(7), the “Tax Matters Partner” shall be James M. Tousignant, acting only at the direction of the Board of Managers.  The Tax Matters Partner shall keep the Board of Managers and the other Members fully advised on a current basis of any contacts by or discussions with the revenue authorities, and the Members shall have the right to observe and participate through representatives of their own choosing (at their sole expense) in any tax proceedings.  The Tax Matters Partner shall not settle or compromise any issue that adversely affects Members without the consent of such Members, such consent not to be unreasonably withheld.  In addition, the Tax Matters Partner shall not extend the statute of limitations as regards any partnership item affecting a Member without such Member’s consent.

Section 8.8.        Indemnification of the Board of Managers, Officers and Agents.

(a)         The Company shall indemnify and hold harmless the managers and officers of the Company (each, an “Indemnified Party”) from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any claim by or on behalf of a Person other than a Member or the Company relating to any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Company or in furtherance of the interests of the Company, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were not a result of fraud, gross negligence or willful misconduct by such Indemnified Party.  Any indemnification pursuant to this Section 8.8 shall only be from the assets of the Company.

(b)         Expenses (including attorneys’ fees) incurred by an Indemnified Party in a civil or criminal action, suit or proceeding, other than by or on behalf of a Member or the Company, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided that if an Indemnified Party is advanced such expenses and it is later determined by a final, non-appealable order of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification with respect to such action, suit or proceeding, then such Indemnified Party shall reimburse the Company for such advances.

Section 8.9.        Limitations on the Company’s Activities –Material Actions.

(a)            The Members shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definitions of “Agent”, “Approval Board”, “Bankruptcy”, Basic Documents”, “Indemnity Guaranty”, “Independent Manager”, “Keith Guaranty”, “Loan Agreement”, “Loan Documents”, “Management Agreement”, “Material Action”, “Mezz Loan Documents”,  “Mezz Loan”, “ Mezz Second Mortgage Note”, “Obligations”, “Rating Agency”, “Rating Agency Condition”, “Special Member”, “Springing Member”, “Tousignant Guaranty”, and “UE Holdings Subsidiaries” or Sections 3.3, 5.2(a), 7.4, 8.1, 8.2, 8.9, 9.1, 9.4, 11.1, or Articles XII, XV or XVI of this Agreement (collectively, the “Independent Manager  Provisions”) without the unanimous written consent of the Members, the Board of Managers, the Approval Board, and Agent.  Subject to this Section 8.9, the Members reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Article XII.  To the fullest extent permitted by applicable law, in the event of any conflict between any of the Independent Manager Provisions and any other provisions of this or any document governing the formation, management or operation of the Company, the Independent Manager Provisions shall control.

(b)           Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members, the Board of Managers, the Officers, or any other Person, for so long as any Obligation remains outstanding, neither the Company nor the Members nor the Board of Managers nor the Officers nor any other Person shall be authorized or empowered, nor shall they permit the Company or any of the UE Holdings Subsidiaries, without the prior unanimous affirmative written consent of (i) the Members, (ii) the Board of Managers and (iii) the Approval Board, to take any Material Action. Provided, however, that the Approval Board may not vote on, or authorize any Material Action, unless the Approval Board includes at least one (1) Independent Manager and such action is taken in accordance with this Agreement.

ARTICLE IX
TRANSFERS OF INTEREST BY MEMBERS

Section 9.1.        Transfers by the Initial Members and JDI.  Except for the pledge of Interests to Agent pursuant to each Assignment of Ownership Interests (as defined in the Loan Agreement), no Initial Member or JDI may sell, assign, pledge or in any manner dispose of or create or suffer the creation of a security interest in or any encumbrance (the commission of any such act being referred to as a “Transfer,” any person who effects a Transfer being referred to as a “Transferor” and any person to whom a Transfer is effected being referred to as a “Transferee”) on all or a portion of its Interest in the Company, except for (a) any Transfer  that is made in accordance with Article X hereof, and (b) any Transfer to a Permitted Transferee; provided that each Permitted Transferee shall agree in writing that it shall be subject to the terms and conditions of this Agreement.  Any Transferee pursuant to this Section 9.1 shall be admitted as a Substitute Member without the requirement for any further approval or formality.

Section 9.2.       Effects of Non-Conforming Transfers.  With the exception of the Agent’s exercise of its rights in relation to the Interests pledged pursuant to each Assignment of Ownership Interests (as defined in the Loan Agreement), no Transfer of an Interest in the Company shall be effective until such time as all requirements of this Article IX have been satisfied and, if consents, approvals or waivers are required by the Board of Managers or any Member, all of same shall have been confirmed in writing by the Board of Managers or such Member, as applicable.  With the exception of the Agent’s exercise of its rights in relation to the Interests pledged pursuant to each Assignment of Ownership Interests (as defined in the Loan Agreement), any Transfer or purported Transfer of an Interest in the Company not made in accordance with this Agreement (a “Void Transfer”) shall be null and void and of no force or effect whatsoever.  With the exception of the Agent’s exercise of its rights in relation to the Interests pledged pursuant to each Assignment of Ownership Interests (as defined in the Loan Agreement), any amounts otherwise distributable under Article V or Article XI in respect of an Interest in the Company that has been the subject of a Void Transfer may be withheld by the Company until the Void Transfer has been rescinded, whereupon the amount withheld (after reduction by any damages suffered by the Company attributable to such Void Transfer) shall be distributed without interest.

Section 9.3.       Registration Rights Agreement.  The Parties acknowledge the entry by the Initial Members and Secure into a separate registration rights agreement on the date hereof (the “Registration Rights Agreement”), pursuant to which Secure has agreed to, on the terms and subject to the conditions set forth in the Registration Rights Agreement, register under the Securities Act any Public Company Shares which the Initial Members may receive upon exchange of their Units for Public Company Shares pursuant to Article X below, including, without limitation, any Units issued pursuant to Section 3.6 of this Agreement that are subsequently exchanged for Public Company Shares.

Section 9.4.       Right of Consent to Transfer.  So long as any Obligation is outstanding, no Member may assign its interest in the Company, except as permitted under the Basic Documents.  Thereafter, except for transfers to a Permitted Transferee, no Member shall sell, assign, exchange, pledge, mortgage, hypothecate or otherwise transfer or encumber its interest in the Company (collectively, a “Transfer”) without the prior written consent of the other Member(s). Any such Transfer shall be void from inception and of no force or effect whatsoever.  Notwithstanding the foregoing, any transfer that would cause a technical termination pursuant to Section 708 of the Code will not constitute a Permitted Transfer without the approval of the Board of Managers.

ARTICLE X
EXCHANGE OF UNITS; LOCK-UP

Section 10.1.      Grant of Exchange Rights.

(a)         Initial Member’s and JDI’s Rights.  Each Initial Member and JDI shall have the right, but not the obligation, exercisable at any time or from time to time (the “Exchange Right”), to exchange with the Company all or a portion of such Initial Member’s and JDI’s Units, including Units issued pursuant to Section 3.6 (such Units tendered, the “Offered Units”), on the terms and subject to the conditions set forth in this Article X.

(b)         Company’s Rights Upon Exercise of Exchange Right.  Upon exercise of the Exchange Right by an Initial Member or JDI, the Company shall exchange such Initial Member’s or JDI’s Offered Units for the following (the “Exchange Consideration”): (A) (I) a number of Public Company Shares, to be issued by Secure, equal to the product of (x) the number of Offered Units and (y) the Exchange Rate (the “Exchange Shares”), and (II) cash, payable by wire transfer of immediately available funds to the applicable Initial Member or JDI, in the amount of all dividends and distributions that would have been paid on the Exchange Shares had the Exchange Shares been outstanding from the date hereof to the date of the Exchange Notice (the “Dividend Amount”); or (B) (I) cash, payable by wire transfer of immediately available funds to the applicable Initial Member or JDI, in an amount equal to the product of (x) the number of Exchange Shares, and (y) the Fair Market Value as computed on the date on which the Exchange Notice was delivered to the Company, and (II) cash, payable by wire transfer of immediately available funds to the applicable Initial Member or JDI, in the Dividend Amount.  The determination of the election of option (A) or (B) in the preceding sentence will be made by Secure in its sole discretion on the terms and subject to the conditions set forth in this Article X; provided, however, that Secure may not elect option (A) if Secure is then in default under the terms of the Registration Rights Agreement.

(c)         Exchange Rate.  The “Exchange Rate” shall be one (1) Public Company Share for each Unit, and subject to adjustment as follows:

(i)           In the event Secure: (a) declares or pays a dividend on the Public Company Shares in Public Company Shares, (b) splits or subdivides the outstanding Public Company Shares or (c) effects a reverse stock split or otherwise combines the outstanding Public Company Shares into a smaller number of Public Company Shares, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to such adjustment by a fraction, (1) the numerator of which shall be the number of Public Company Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of Public Company Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time).

(ii)           Any adjustments to the Exchange Rate shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.  In the event of an adjustment of the Exchange Rate, Secure shall provide prompt written notice to each Initial Member and JDI, including a certificate of Secure’s principal financial officer certifying the accuracy of the calculation and providing sufficient details to enable the Initial Members and JDI to verify the calculation of the new Exchange Rate. The Initial Members and JDI, together, shall have ten (10) Business Days from the date of receipt of Secure’s written notice to object in writing, providing sufficient details to enable Secure to verify the calculation included in such written notice of objection. If Secure, the Initial Members and JDI are not able to agree on the adjusted Exchange Rate within ten (10) Business Days of Secure’s receipt of the Initial Members’ or JDI’s notice of objection, then the Independent Accountant shall determine the Exchange Rate within ten (10) Business Days thereafter, which determination shall be binding upon the parties.

(d)         Right to Assign Obligation to Honor Exchange Right.  The Company may assign to Secure its right to acquire the Offered Units and to pay the Exchange Consideration in accordance with this Article X.  Secure may, in its sole and absolute discretion, elect to accept such assignment, in which event it shall pay the Exchange Consideration in accordance with this Article X, and thereafter the Company shall have no further obligation with respect to such payment.

(e)         Treatment of Exchange Right upon Merger of Secure.  Upon (i) any recapitalization, reclassification or change of the outstanding Public Company Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of Secure with another Person as a result of which holders of Public Company Shares shall be entitled to receive stock, securities, other property, assets or cash with respect to or in exchange for such Public Company Shares, or (iii) any statutory share exchange, in each case as a result of which holders of Public Company Shares shall be entitled to receive stock, securities, other property, assets or cash with respect to or in exchange for such Public Company Shares, then:

(A)          At the effective time of the transaction, the Exchange Right will be changed into a right to convert all Units into the kind and amount of shares of stock, other securities or other property or assets, including cash or any combination thereof, that an Initial Member or JDI would be entitled to receive had such Initial Member or JDI exercised an Exchange Right with regard to the Units owned by such Initial Member or JDI immediately prior to the effective time of such transaction.

(B)          In the event holders of Public Company Shares have the opportunity to elect the form of consideration to be received in such transaction, the type and amount of consideration that the Initial Member or JDI would have been entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Public Company Shares that affirmatively make an election.

Section 10.2.      Exercise of Exchange Right.

(a)         In order to exercise the Exchange Right, an Initial Member or JDI shall deliver a written notice (an “Exchange Notice”) to such effect to the Company, not less than ten (10) Business Days prior to the date as of which the Initial Member or JDI desires the closing (the “Exchange Closing”) of the exchange to occur (such date, the “Proposed Exchange Closing Date”).  The Exchange Notice shall include a representation and warranty by the Initial Member or JDI to the effect that such Initial Member or JDI owns, and will continue to own until the Exchange Closing, the Offered Units subject to the Exchange Notice, free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever (“Liens”) other than Liens arising under this Agreement and Liens that will be discharged at or prior to Exchange Closing.

(b)         Within five (5) Business Days after receipt by the Company of an Exchange Notice, the Company shall deliver to the exercising Initial Member or JDI a written notice:  (i) specifying whether the Company or Secure will satisfy the Exchange Right and deliver to the Initial Member or JDI the Exchange Consideration, (ii) setting forth the preferred form of consideration and the Exchange Rate, (iii) if the Exchange Consideration is to include cash pursuant to Section 10.1(b)(B), the applicable Fair Market Value, (iv) if the Exchange Consideration is to include Public Company Shares pursuant to Section 10.1(b)(A), confirming whether the Public Company Shares to be delivered to the Initial Member or JDI will be included for listing on all exchanges on which all other Public Company Shares are listed, and confirming (a) that there has not been issued any order suspending the effectiveness of any registration statement relating to the Public Company Shares and (b) that there has not been a suspension of the qualification (or exemption from qualification) of any of the Public Company Shares for sale in any jurisdiction, (v) acknowledging compliance by Secure with the covenants set forth in Section 10.6  below and that it is prepared to close on the Exchange Closing Date (as defined below) and (vi) setting forth the exercising Initial Members’ or JDI’s rights to receive Earn Out Shares, if any, to be granted on the Exercise Closing Date.

(c)         An Initial Member or JDI may withdraw an Exchange Notice at any time prior to the Exchange Closing Date.

Section 10.3.      Exchange Closing.  The Exchange Closing shall, unless otherwise mutually agreed by the Company and the Initial Member or JDI, be held at the principal offices of the Company, on a date (the “Exchange Closing Date”) that is the later of (a) Proposed Exchange Closing Date as specified in the Exchange Notice or (b) the date that is five Business Days after the expiration or termination of the waiting period applicable to the Initial Member or JDI, if any, under the Hart-Scott-Rodino Antirust Improvement Act of 1976, as amended (the “HSR Act”).  The Company agrees to use its best efforts to obtain an early termination of the waiting period applicable to any such acquisition, if any, under the HSR Act.  Until the Exchange Closing Date, an Initial Member and JDI shall continue to own his Offered Units, and will continue to be treated as a Member for all purposes of this Agreement, including, without limitation, for purposes of voting, consent, allocations and distributions.  Offered Units will be transferred to the Company only upon receipt by the tendering Initial Member or JDI of Public Company Shares or cash in payment in full therefor.

Section 10.4.      Conditions to Exchange Closing.

(a)         The obligations of each of the parties to consummate an Exchange Right shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is in effect that restrains or prohibits the Exchange Right.

(b)         In the event that Secure elects to issue Public Company Shares to an Initial Member or JDI in exchange for Offered Units, the obligation of an Initial Member or JDI to consummate an Exchange Right shall be subject to the receipt of a certificate from Secure that it and the Public Company Shares being delivered in connection with the Closing are in compliance with Section 10.1 and Section 10.6 and confirming (a) that there has not been issued any order suspending the effectiveness of any registration statement relating to the Public Company Shares and (b) that there has not been a suspension of the qualification (or exemption from qualification) of any of the Public Company Shares for sale in any jurisdiction.

Section 10.5.      Exchange Closing Deliveries.  At each Exchange Closing, with respect to each Initial Member or JDI that requests the Exchange:

(a)         such Initial Member or JDI shall deliver to the Company or Secure, as applicable, certificates representing the Offered Units, free and clear of all Liens, together with stock powers duly endorsed in blank;

(b)         The Company or Secure, as applicable, shall deliver to the Initial Member or JDI:

(i)           The certificate required by Section 10.4(b); and

(ii)           If the Exchange Consideration is to be paid in Public Company Shares, a certificate or certificates, registered in the name of such Initial Member, JDI or its designee, representing a number of duly authorized, validly issued, fully paid and non-assessable Public Company Shares as determined in accordance with Section 10.1, which Public Company Shares shall be free and clear of all Liens; provided, however, the Company or Secure, as applicable, shall deliver cash, in lieu of any fractional shares to which such holder would otherwise be entitled, based on the Fair Market Value for the Public Company Shares.

(iii)           All certificates representing Public Company Shares shall have endorsed thereon a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS.

Section 10.6.     Covenants Relating to the Exchange.  To facilitate Secure’s ability fully to perform its obligations hereunder in the event that it accepts an assignment of an Exchange Right in accordance with Section 10.1, Secure covenants and agrees as follows:

(a)         At all times while the Exchange Rights are in existence, Secure shall reserve for issuance such number of Public Company Shares as may be necessary to enable Secure to issue such Shares in full payment of the Exchange Consideration in regard to all Units which are from time to time outstanding and held by the Initial Members and JDI.

(b)         All Public Company Shares issuable upon exercise of the Exchange Rights shall, upon issuance in accordance with the terms of this Article X, be duly and validly authorized, issued and fully paid and non-assessable. Such Public Company Shares shall be free from preemptive rights or any other contingent purchase rights or Liens.  Secure shall use its best efforts to assure that such Public Company Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the Public Company Shares may be listed.

Section 10.7.     Term of Exchange Rights.  The Exchange Rights of the Initial Members and JDI with respect to the Units shall remain in effect, subject to the terms hereof, throughout the existence of the Company.

Section 10.8.     Lock-Up of Initial Members and JDI.  From the date hereof to the earlier of (x) the date on which Secure consummates a transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, or (y) the first anniversary of the date of this Agreement, each Initial Member and JDI hereby agrees that it shall not Transfer any Public Company Shares it obtains pursuant to the exercise of an Exchange Right except (a) to a Permitted Transferee (provided that the Permitted Transferee agrees, in writing, to be bound by the terms of this Section 10.8), or (b) to the extent authorized by Secure in writing prior thereto.

Section 10.9.     Rule 145.  All Public Company Shares issued pursuant to this Agreement to “affiliates” of the Company listed on Schedule 10.9 will be subject to certain resale restrictions under Rule 145 promulgated under the Securities Act, and all certificates representing such shares shall bear an appropriate restrictive legend.

Section 10.10.   Secure Series A Preferred Shares.  On the date hereof, Secure shall issue to the Member Representative 7,556,675 shares of Secure preferred stock which will be designated by the board of directors of Secure as a new series of Secure preferred stock titled Series A preferred voting stock, which will be entitled to one vote per share and to vote as a single class with the Common Stock on all matters, but which will not be entitled to any liquidation preferences, dividends or certain other distributions (the “Series A Preferred Voting Stock”).  Additionally, Secure shall issue to the Member Representative additional shares of Series A Preferred Voting Stock equal to the number of Units that are issued in connection with any Earn-Out Payments made pursuant to Section 3.6.   At the time that any Offered Units are exchanged for Public Company Shares pursuant to the terms of this Article X, a like number of shares of Series A Preferred Voting Stock will be canceled.  Secure acknowledges and agrees that in connection with the foregoing, on the date hereof, it shall file with the Delaware Secretary of State a Certificate of Designation reflecting the foregoing designation, preference and rights, in a form to be mutually acceptable to Secure and the Company.

ARTICLE XI
LIQUIDATION AND DISTRIBUTION OF ASSETS

Section 11.1.      Dissolution of the Company.

(a)         Subject to the limitations set forth in Section 8.9, the Company shall be dissolved, wound up and terminated as provided herein upon the first to occur of the following:

(i)           the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(ii)          the determination of the Board of Managers with the consent of the Member Representative to dissolve the Company; or

(iii)         the occurrence of any other event that would make it unlawful for the business of the Company to be continued.

Except as expressly provided herein or as otherwise required by the Act, the Members shall have no power to dissolve the Company.

(b)         In the event of the dissolution of the Company, the Board of Managers or a liquidating agent or committee appointed by the Board of Managers shall act as a liquidating agent (the Board of Managers or such liquidating agent or committee, in such capacity, is hereinafter referred to as the “Liquidator”) and shall commence to wind up the affairs of the Company and to liquidate Company assets.  The Members shall continue to share all income, losses and distributions during the period of liquidation in accordance with Article IV and Article V.  The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of the Company assets pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

(c)         The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Company in connection with the liquidation and termination of the Company that the Board of Managers would have with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Company and the transfer of any Company assets.

(d)         Notwithstanding the foregoing, a Liquidator which is not a Member shall not be deemed a Member and shall not have any of the economic interests in the Company of a Member; and such Liquidator shall be compensated for its services to the Company at normal, customary and competitive rates for its services to the Company, as reasonably determined by the Board of Managers.

(e)         Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(f)          Notwithstanding any other provision of this Agreement, each Member and each Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes a Member or a Special Member to cease to be a member of the Company.

Section 11.2.      Distribution in Liquidation.  Subject to applicable law, the Company’s assets shall be applied in the following order of priority:

(a)         first, to pay the costs and expenses of the winding up, liquidation and termination of the Company;

(b)         second, to creditors of the Company, in the order of priority provided by law, including fees, indemnification payments and reimbursements payable to the Members or their Affiliates, but not including those liabilities (other than liabilities to the Members for any expenses of the Company paid by the Members or their Affiliates, to the extent the Members are entitled to reimbursement hereunder) to the Members in their capacity as Members;

(c)         third, to establish reserves reasonably adequate to meet any and all contingent or unforeseen liabilities or obligations of the Company; provided, however, that at the expiration of such period of time as the Liquidator may deem in good faith to be advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided; and

(d)         fourth, the remainder to the Members on a pro rata basis in accordance with their respective Percentage Interests.

Section 11.3.     Final Reports.  Within a reasonable time following the completion of the liquidation of the Company’s assets, the Liquidator shall deliver to each of the Members a statement which shall set forth the assets and liabilities of the Company as of the date of complete liquidation and each Member’s portion of distributions pursuant to Section 11.2.

Section 11.4.     Rights of Members.  Each Member shall look solely to the Company’s assets for all distributions with respect to the Company and such Member’s Capital Contribution (including return thereof), and such Member’s share of profits or losses thereon, and shall have no recourse therefor (upon dissolution or otherwise) against the Member, the Member Representative or the Board of Managers.  No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

Section 11.5.     No Deficit Restoration.  Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Member’s Interest in the Company (whether or not in connection with a liquidation of the Company), no Member shall have any liability to restore any deficit in its Capital Account.  In addition, no allocation to any Member of any loss, whether attributable to depreciation or otherwise, shall create any asset of or obligation to the Company, even if such allocation reduces the Capital Account of any Member or creates or increases a deficit in such Capital Account; it is also the intent of the Members that no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company.  Except as set forth in Section 13.11, no creditor of the Company is intended as a third-party beneficiary of this Agreement nor shall any such creditor have any rights hereunder.

Section 11.6.     Termination.  The Company shall terminate when all property owned by the Company shall have been disposed of and the assets shall have been distributed as provided in Section 11.2 and Certificate of Cancellation have been filed with the Secretary of State of the State of Delaware.

ARTICLE XII
AMENDMENT OF AGREEMENT

Section 12.1.     Amendments.  Except as expressly limited by Section 8.9 and Article IX hereof, this Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of Secure and the Member Representative; provided, however, that no amendment or waiver that disproportionately and adversely affects any Member may be approved without such Member’s written consent; provided so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied except:  (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.  Each Member hereby agrees to cooperate and take all actions reasonably requested by Secure to give effect to any amendment to this Agreement approved in accordance with this Section 12.1.

Section 12.2.     Amendment of Certificate of Formation.  In the event this Agreement shall be amended pursuant to this Article XII, Secure shall amend the Certificate of Formation to reflect such change if Secure deems such amendment of the Certificate of Formation to be necessary or appropriate.

ARTICLE XIII
MISCELLANEOUS

Section 13.1.     Notices.  All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile or other electronic means, receipt confirmed, or on the next Business Day when sent by reliable overnight courier to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to a Member:	To the addresses set forth below each Member’s name on the signature page hereto.

If to the Company:	Ultimate Escapes Holdings, LLC
3501 W. Vine St. Suite 225
Kissimmee, FL 34741
Attn: James M. Tousignant, President
Facsimile: (407) 483-1935

with a copy to:
(which shall not constitute notice)	Greenberg Traurig LLP
200 Park Avenue
New York, NY 10166
Attn: Alan I. Annex, Esq.
Facsimile: (212) 801-6400

or to such other address as any Party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 13.1.

Section 13.2.     Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise by any Member except in compliance with Article IX hereof, and any assignment not permitted hereunder shall be null and void.

Section 13.3.     Waiver of Jury Trial.  Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 13.3.

Section 13.4.     Entire Agreement.  This Agreement constitutes the entire agreement among the Members with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter.  Without limiting the generality of the foregoing, this Agreement amends, restated and supersedes the Original Agreement in its entirety, and the Original Agreement is of no further force or effect.  The Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 13.5.     Descriptive Headings.  The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 13.6.     Counterparts.  For the convenience of the Parties, any number of counterparts of this Agreement may be executed by any one or more Parties, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

Section 13.7.     Governing Law; Jurisdiction.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Delaware. The Parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts. The Parties agree that a final judgment in any Action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties irrevocably consents to the service of the summons and complaint and any other process in any other Action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such Party.  Nothing in this Section 13.7 shall affect the right of any Party to serve legal process in any other manner permitted by law.

Section 13.8.     Specific Performance.  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company or Secure in accordance with their specific terms or were otherwise breached. Accordingly, the Parties further agree that prior to the termination of this Agreement in accordance with Section 7.1, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Section 13.9.     Construction.  The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.  Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless the context otherwise requires:  (a) a term has the meaning assigned to it by this Agreement; (b) “including” means “including but not limited to”; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; and (e) “$” means the currency of the United States of America.  No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty.  It is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative.  References to “days” shall mean calendar days unless expressly stated otherwise.  The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 13.10.   Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereunder be consummated as originally contemplated to the fullest extent possible.

Section 13.11.   Third Parties.  Agent, and its successors and assigns, are hereby declared to be intended third party beneficiaries of the provisions of Section 8.9, and it is expressly intended that if any of the actions set forth in Section 8.9 are undertaken in violation of the terms and conditions of this Agreement, Agent, and its successors and assigns, shall have standing to contest such action in a court of competent jurisdiction.  Except as set forth in previous sentence and except for the rights of the Indemnified Parties pursuant to Section 8.8, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

Section 13.12.    Waiver of Partition.  The Members hereby agree that Company assets are not and will not be suitable for partition.  Accordingly, each of the Members hereby irrevocably waives any and all rights (if any) that such Member may have to maintain any action for partition of any of such assets.

Section 13.13.   Certain Constituent Member Rights.  The Members acknowledge and agree that there are certain rights granted with respect to the Company’s assets to certain members of Ultimate Resort, LLC, a Florida limited liability company (“UR”) pursuant to Section 3.7 of that certain Amended and Restated Operating Agreement of UR dated as of March 9, 2007 (the “UR Member Rights”).  The Company and the Members acknowledge that they shall at all times honor the UR Member Rights which are in existence on the date hereof.

ARTICLE XIV
INITIAL PUBLIC OFFERING

Section 14.1.     Approval.  The Company may conduct an initial public offering of all or part of its Membership Interests on such terms as the Board of Managers shall determine.  The Company may effect a conversion of Membership Interests from those of a limited liability company to ownership in a corporation on such terms as are approved by the Board of Managers.

Section 14.2.      Severability.  This Article is severable from the balance of this Agreement and shall be disregarded in construction of this Agreement.

ARTICLE XV
INDEPENDENT MANAGER AND APPROVAL BOARD

Section 15.1.     Appointment of Independent Manager.  So long as any of the Obligations remains outstanding, the Members shall cause the Company at all times to have at least one (1) Independent Manager who will be appointed by Ultimate Resort.  Each Independent Manager shall be, and is hereby designated as a “manager” within the meaning of Section 18-101(10) of the Act, and shall have only those powers in management of the business and affairs of the Company as shall be specifically provided in this Agreement.  To the fullest extent permitted by law, including Section 18-1101(c) of the Act, each Independent Manager shall consider only the interests of the Company or UE Holdings Subsidiaries (depending on which is the subject of the Material Action), including its respective creditors.  No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Manager by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement.  In the event of a vacancy in the position of an Independent Manager, the Members shall, as soon as practicable, appoint a successor Independent Manager.  All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.  Except as provided in the third sentence of this Section 15.1, in exercising their rights and performing their duties under this Agreement, any Independent Manager shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.  No Independent Manager shall at any time serve as trustee in bankruptcy for any affiliate of the Company.  Upon execution hereinbelow, the Members appoint Michael C. Doyle as the initial Independent Manager of the Company.

Section 15.2.     Approval Board.  The Members hereby establish a board (the “Approval Board”), which shall not be deemed “managers” as defined in the Act (other than the Independent Manager), but which shall (i) remain in existence (A) for so long as the Obligations remain outstanding and (B) until the obligations of James Tousignant pursuant to the Tousignant Guaranty and Richard Keith pursuant to the Keith Guaranty have been discharged in full, unless the consent of James Tousignant or Richard Keith, as applicable, is given to earlier termination under this clause (i)(B) (but such consent shall not affect clause (i)(A)) and (ii) always consist of the following three persons (unless a successor is appointed in accordance with the terms hereof):  (1) James Tousignant; (2) Richard Keith; and (3) the Independent Manager.  If at any time that the Tousignant Guaranty is in effect, James Tousignant (or his successor) becomes disabled or dies, James Tousignant or James Tousignant’s guardian (in the case of disability) or his estate (in the case of his death) shall have the sole right to appoint the successor person to fill such Approval Board position currently held by James Tousignant.  If at any time that the Keith Guaranty is in effect, Richard Keith (or his successor) becomes disabled or dies, Richard Keith or Richard Keith’s guardian (in the case of disability) or his estate (in the case of his death) shall have the sole right to appoint the successor person to fill such Approval Board position currently held by Richard Keith.  Notwithstanding anything to the contrary contained in this Agreement, the Approval Board shall not have any authority to manage the business or affairs of the Company and shall not have any obligations under this Agreement except as expressly set forth in Section 8.9.

ARTICLE XVI
PLEDGE OF INTERESTS TO AGENT

Section 16.1.     Notwithstanding any provision of this Agreement to the contrary, upon a foreclosure, sale or other transfer of the Units of a Member, as a member of the Company (the “Pledged Interest”), pursuant to the Assignments of Ownership Interests (as defined in the Loan Agreement) (hereinafter, the “Pledge Agreement”), the holder of the Pledged Interest shall automatically be admitted as a member of the Company upon such foreclosure, sale or other transfer, with all of the rights and obligations of the Member, as member hereunder.  Such admission shall be deemed effective immediately prior to such transfer and, immediately following such admission, the transferor member shall cease to be a member of the Company.  The Company acknowledges that the pledge of the Pledged Interest made by the Member in connection with the Pledge Agreement shall, to the fullest extent permitted by applicable law, be a pledge not only of its rights with respect to the profits and losses of the Company, but also a pledge of all rights and obligations of the Member hereunder.  Upon a foreclosure, sale or other transfer of the Units in the Company pursuant to the Pledge Agreement, the successor Member may transfer its interests in the Company, subject to Sections 9.1 and 9.4 hereof.  Notwithstanding any provision in the Act or any other provision contained herein to the contrary, and to the fullest extent permitted by applicable law, the Member shall be permitted to pledge the Pledged Interest, and upon any foreclosure of the Pledged Interest in accordance with the Pledge Agreement, and the admission of the Pledgee as a member of the Company as provided in this Article XVI, transfer to the Pledgee all such rights and powers to manage and control the affairs of the Company as it may have hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Amended and Restated Operating Agreement of Ultimate Escapes Holdings, LLC, dated as of October 29, 2009, to be duly executed as of the date first above written.

THE COMPANY:

ULTIMATE ESCAPES HOLDINGS, LLC

By:	/s/ Jim Tousignant
Name: Jim Tousignant
Title: President and CEO

THE MEMBERS:

SECURE AMERICA ACQUISITION CORPORATION

By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: Co-Chief Executive Officer

Address for Notices:

Secure America Acquisition Holdings, LLC
1005 North Glebe Road, Suite 550
Arlington, VA 22201
Attn: C. Thomas McMillen
Facsimile: (703) 528-0956

ULTIMATE RESORT HOLDINGS, LLC

By:	/s/ Jim Tousignant
Name: Jim Tousignant
Title: CEO

Address for Notices:

Ultimate Resort Holdings, LLC
3501 W. Vine Street, Suite 225
Kissimmee, Florida 34741
Attn: James Tousignant
Facsimile No.: (407) 483-1935

PRIVATE ESCAPES HOLDINGS, LLC

By:	/s/ Richard Keith
Name:
Title:

Address for Notices:

Private Escapes Holdings, LLC
314 East Mountain Avenue, Suite 101
Fort Collins, Colorado 80524
Attn: Richard Keith
Facsimile No.: (970) 212-1620

JDI ULTIMATE, L.L.C.

By:	/s/ Kevin Connor
Name: Kevin Connor
Title: Manager

Address for Notices:

JDI Ultimate, L.L.C.
52 N. Elston Avenue
Chicago, Illinois 60622
Attn: Jeff Aeder
Facsimile No.: (312) 433-0555

SPRINGING MEMBERS:

/s/ James Tousignant
Name: James Tousignant

/s/ Philip Callaghan
Name: Philip Callaghan

INDEPENDENT MANAGER:

/s/ Michael C. Doyle
Name: Michael C. Doyle

SCHEDULE I

UNIT OWNERSHIP

Name	Address	Units	Percentage Interest	Sharing Percentage	Earn-Out Sharing Percentage	Capital Account
Secure America Acquisition Corporation	See Signature Pages	1,232,601	14.02%	N/A	N/A	$9,786,853.13
Ultimate Resort Holdings, LLC	See Signature Pages	3,858,571	43.90%	49.89%	56.13%	$30,637,054
JDI Ultimate, L.L.C.	See Signature Pages	3,123,797	35.54%	42.11%	35.87%	$24,802,948
Private Escapes Holdings, LLC	See Signature Pages	574,307	6.54%	8.0%	8.0%	$4,560,000
Totals		8,789,276	100.00%	100%	100%	$69,786,855.13

SCHEDULE 2.1(a)
Management Agreement

October 29, 2009

Ultimate Escapes Holdings, LLC
3501 W. Vine Street, Suite 225
Kissimmee, Florida 34741

Re:           Management Agreement — Ultimate Escapes Holdings, LLC

Ladies and Gentlemen:

For good and valuable consideration, the undersigned Person, who has been designated as an Independent Manager of Ultimate Escapes Holdings, LLC, a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Operating Agreement of the Company, dated as of October 29, 2009, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agrees as follows:

1.           The undersigned accepts such Person’s rights and authority as the Independent Manager under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as the Independent Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as the Independent Manager is designated or until such Person’s resignation or removal as the Independent Manager in accordance with the LLC Agreement.  The undersigned agrees and acknowledges that he has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.           So long as any Obligation is outstanding, the undersigned agrees, solely in his capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

3.           THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Management Agreement as of the day and year first above written.

Michael C. Doyle

SCHEDULE 3.4(f)

CERTIFICATE FOR
ULTIMATE ESCAPES HOLDINGS, LLC

Certificate Number ____                                                                                                ___ Units

ULTIMATE ESCAPES HOLDINGS, LLC, a Delaware limited liability company (the “Company”), hereby certifies that __________________________ (the “Holder”) is the registered owner of _____ Units in the Company (the “Interests”).

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AND OTHER TERMS CONTAINED IN THE AMENDED AND RESTATED OPERATING AGREEMENT OF ULTIMATE ESCAPES HOLDINGS, LLC, DATED AS OF OCTOBER 29, 2009, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES.

By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all of the terms and conditions of the Agreement.  The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business.  The Company maintains books for the purpose or registering the transfer of Interests.

Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioner on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by _______________________ its ______________________ as of the date set forth below.

Dated: _____________ __, 200_	ULTIMATE ESCAPES HOLDINGS, LLC

By:
Name:
Title:

REVERSE SIDE OF CERTIFICATE
REPRESENTED INTERESTS OF
ULTIMATE ESCAPES HOLDINGS, LLC

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ [print or typewrite the name of the transferee], _____________________ [insert Social Security Number or other taxpayer identification number of transferee], the following specified number of Units: __________________________ [identify number of Units being transferred], and irrevocably constitutes and appoints _____________________ as attorney-in-fact to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated: ___________ ___, 200_                  Signature: _________________________
(Transferor)

Address: ____________________________

APPLICATION FOR TRANSFER OF INTERESTS
The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the number of Units (the “Transfer”) and applies to be admitted to the Company as a substitute member of the Company, (b) agrees to comply with and be bound by all of the terms and provisions of the Agreement, (c) represents that the Transfer complies with the terms and conditions of the Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Agreement), in form and substance satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant’s admission to the Company as a substitute member of the Company and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Agreement with respect to the Interests.  Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Agreement.

The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Company as a Substitute Member shall be effective as of ______________________________.

Name of Transferee (Print)
________________________________________
Dated:    __________________________               Signature:______________________________
(Transferee)
Address:
_________________________________________________________________________________________________
The Company has determined (a) that the Transfer described above is permitted by the Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Company effective as of the date and time directed above, and (c) agrees to record, as promptly as possible, in the books and records of the Company the admission of the Applicant as a substitute member.

ULTIMATE ESCAPES HOLDINGS, LLC

By:
Name:
Title: